UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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AtriCure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATRICURE, INC.

NOTICE OF 2008 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of AtriCure, Inc. (the “Company” or “AtriCure”). The Annual Meeting will be held at our principal executive offices located at 6033 Schumacher Park Drive, West Chester, Ohio 45069 on Wednesday, May 28, 2008, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect eight directors to serve for a one-year term that expires at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	To approve the 2008 Employee Stock Purchase Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the Annual Meeting.

The Annual Meeting will begin promptly at 9:30 a.m. (EDT) and check-in will begin at 9:00 a.m. (EDT). Only holders of record of shares of AtriCure common stock (Nasdaq: ATRC) at the close of business on April 1, 2008, will be entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ Julie A. Piton
Julie A. Piton Vice President, Finance and Administration and Chief Financial Officer

West Chester, Ohio

April 23, 2008

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF IT IS MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

ATRICURE, INC.

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of AtriCure, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2008 Annual Meeting of Stockholders to be held on Wednesday, May 28, 2008, beginning at 9:30 a.m. (EDT) at our principal executive offices located at 6033 Schumacher Park Drive, West Chester, Ohio 45069, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the 2008 Annual Meeting of Stockholders. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we”, “our”, “us”, “AtriCure” and the “Company” each refer to AtriCure, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on March 17, 2008; and the term “meeting” means our 2008 Annual Meeting of Stockholders.

We are sending these proxy materials on or about April 23, 2008, to all stockholders of record at the close of business on April 1, 2008 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?

We sent you these proxy materials because our Board is soliciting your proxy to vote at the meeting. As a stockholder of record at the close of business on the Record Date, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and most highly paid executive officers in 2007 and certain other required information.

Who is entitled to vote at the meeting?

Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof. If you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. All stockholders should be prepared to present photo identification for admittance.

What items of business will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are:

1.	the election of eight nominees to serve as directors on our Board;

2.	the approval of the 2008 Employee Stock Purchase Plan; and

3.	the ratification of the appointment of our independent registered public accounting firm for the 2008 fiscal year.

These proposals are described more fully below. As of the date of this proxy statement, this is the only business that our Board intends to present or knows of that others will present at the meeting. If any other matter or matters are properly brought before the meeting, it is the intention of the persons holding proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares

(1) “FOR” each of the director nominees;

(2) “FOR” the approval of the 2008 Employee Stock Purchase Plan; and

(3) “FOR” the ratification of our independent registered public accounting firm for the 2008 fiscal year.

What are my voting rights?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. In the aggregate, there are a maximum of 14,175,229 votes that may be cast at the meeting.

What constitutes a quorum?

A quorum is required to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. As of the Record Date, 14,175,229 shares of our common stock were outstanding. Accordingly, the presence of the holders of our common stock representing at least 7,087,615 votes is required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote in person at the meeting. We have enclosed a proxy card for your use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, which gives you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for your use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, which gives you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described below so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders holding shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

What if I want to change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted or by attending the meeting and voting in person. Please note that attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee, which gives you the right to vote your shares, by attending the meeting and voting in person.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

•

Election of Directors. The eight director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors. You may vote “FOR” all of the director nominees or “WITHHOLD” your vote for any or all director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•

Approval of the 2008 Employee Stock Purchase Plan. For the approval of the 2008 Employee Stock Purchase Plan, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval. You may vote “FOR”, “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN”, your abstention has the same effect as a vote “AGAINST”.

•

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST”.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” approval of the 2008 Employee Stock Purchase Plan and “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of an independent registered public accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” all of AtriCure’s nominees to the Board and “FOR” ratification of the independent registered public accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. The approval of an employee stock purchase plan is not considered a routine matter and, therefore, the broker may not vote these shares on your behalf without your instruction.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than votes cast with respect to the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?

Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Julie A. Piton (our Vice President, Finance and Administration and Chief Financial Officer) and David J. Drachman (our President and Chief Executive Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?

We expect the Secretary of the Company to tabulate the votes and act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For instance, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

What is the deadline to propose actions for consideration at next year’s meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

•

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2009 (the “2009 Annual Meeting”), the written proposal must be received by the Secretary of AtriCure at our principal executive offices no earlier than November 24, 2008 and no later than December 24, 2008. However, if our 2009 Annual Meeting is not held between April 28, 2009 and June 27, 2009, then your notice must be received not later than the close of business on the later of (i) the 150th day prior to the date of the 2009 Annual Meeting or (ii) the 10th day following the date we make a public announcement of the date of the 2009 Annual Meeting. Such proposals must provide the information required by our Bylaws and also must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the U.S. Securities and Exchange Commission. Proposals should be addressed to:

AtriCure, Inc.

Attn: Secretary

6033 Schumacher Park Drive

West Chester, Ohio 45069

•

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our Secretary no earlier than November 24, 2008 and no later than December 24, 2008.

•

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors

Our Amended and Restated Certificate of Incorporation provides that each director shall be elected at each annual meeting of stockholders for a term of one year. Our Board currently consists of the following nine directors: Mark A. Collar, David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Richard M. Johnston, Elizabeth D. Krell, Ph.D., Mark R. Lanning, Karen P. Robards and Lee R. Wrubel, M.D., whose terms expire at this Annual Meeting.

Director Nominees

The Nominating and Corporate Governance Committee recommended and the Board nominated the following people for election as directors: Mark A. Collar, David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Elizabeth D. Krell, Ph.D., Richard M. Johnston, Mark R. Lanning, and Karen P. Robards. Lee R. Wrubel, M.D. is not standing for re-election.

If elected, Mark A. Collar, David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Elizabeth D. Krell, Ph.D., Richard M. Johnston, Mark R. Lanning, and Karen P. Robards will hold office as directors until our Annual Meeting of Stockholders to be held in 2009, and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Biographical Information of Directors and Director Nominees

The names of each member of the Board and nominee for director, where indicated, their ages as of the Record Date, length of service on the Board and certain biographical information is as follows:

Mark A. Collar, Nominee. Mr. Collar, 55, has served as one of our directors since February 2008. Mr. Collar retired in 2008 as an executive of the Procter and Gamble Company, where his roles included President of the Global Pharmaceuticals and Personal Health business. Mr. Collar joined Procter and Gamble in 1975 as a sales representative and assumed roles of progressive responsibility within their Health and Personal Care, Beauty Care, New Business Development and Personal Health Care products divisions. Mr. Collar joined Procter and Gamble’s Pharmaceuticals division in 1994 and was named President of Global Pharmaceuticals in 2002. Mr. Collar is currently the Chairman of the Third Frontier Advisory Board, which provides direction for Ohio’s 10-year $1.6 billion investment in high tech research, innovation, and company formation. He is also Vice Chairman and a Member of the Executive Committee for BioOhio, Inc., a non-profit organization which promotes the acceleration and growth of life science companies in Ohio. Further, Mr. Collar is a Trustee and Member of the Executive Committee for Health Alliance, a leading hospital group serving the greater Cincinnati area. Mr. Collar received his B.S. from Northern Illinois University.

David J. Drachman, Nominee. Mr. Drachman, 49, has served as President, Chief Executive Officer and a director since October 2002. From 2000 to 2002, Mr. Drachman served as President of Impulse Dynamics N.V., a development stage medical device company focusing on implantable electrical solutions for the treatment of heart failure, diabetes and eating disorders. From 1997 to 1999, Mr. Drachman served in a variety of positions, including Vice President of Strategic Development at Biosense Webster, Inc., a Johnson & Johnson, Inc. subsidiary that designs and manufactures diagnostic and therapeutic cardiac catheters. In addition, Mr. Drachman has also served in a variety of positions at Ventritex, Inc. and Boston Scientific Corporation. Mr. Drachman received his B.A. from the University of Louisville and holds North American Society of Pacing and Electrophysiology certification in Electrophysiology, Cardiac Pacing and Defibrillation.

Donald C. Harrison, M.D., Nominee. Dr. Harrison, 74, has served as one of our directors since November 2000. Since 2003, Dr. Harrison has served as a general partner of Charter Life Sciences, L.P., a venture capital investment firm. He also serves as a director of several public and private companies, including Kendle

International, a publicly-held clinical research company, UMD, Inc., a privately-held medical device company he founded, EnteroMedics, Inc., a publicly-held developer of medical devices for the treatment of obesity and gastrointestinal disorders and CoRepair, Inc., a heart failure company. From 1986 to 2003, Dr. Harrison served in various capacities at the University of Cincinnati Medical Center, including Chief Executive Officer, Senior Vice President and Provost for Health Affairs. Dr. Harrison has previously served as a director of various publicly-held companies, including EP Technology, Inc., Novoste Corporation, InControl, Inc., and SciMed Inc. From 2000 to 2003, Dr. Harrison served as a director of Enable Medical Corporation, a developer and manufacturer of surgical instruments that AtriCure acquired on August 10, 2005. From 1968 to 1986, Dr. Harrison served as co-director of the Falk Cardiovascular Research Center in Stanford, California, Professor of Medicine and William G. Irwin Professor of Cardiology at Stanford University School of Medicine and Chief of Cardiology at Stanford University Hospital. Dr. Harrison received his B.S. from Birmingham Southern College and his M.D. from the University of Alabama College of Medicine.

Michael D. Hooven, Nominee. Mr. Hooven, 52, is one of our founders and has served as a director since August 2002 and as a consultant during 2007. From August 2002 through December 2006, Mr. Hooven served as Chief Technology Officer and from August 2002 through February 2005 he served as Chairman of the Board. From November 2000 to August 2002, he served as our President and Chief Executive Officer. Mr. Hooven is currently President and Chief Executive Officer of Enable Medical Technologies, LLC, a start-up business focusing on opportunities in minimally invasive surgery. Since 1994 until its acquisition, Mr. Hooven served as Chairman of the Board, and has previously served as President and Chief Executive Officer of Enable Medical Corporation, a developer and manufacturer of surgical instruments that Mr. Hooven co-founded and that we acquired on August 10, 2005. Mr. Hooven is also a director of BioOhio, a non-profit organization which promotes the acceleration and growth of life science companies in Ohio. From 1986 to 1994, Mr. Hooven served as Director of New Product Development at Ethicon Endo-Surgery, Inc., a developer and manufacturer of minimally invasive surgical instruments. In addition, Mr. Hooven has also served in a variety of positions at Cordis Corporation and Siemens Medical Solutions of Siemens AG. Mr. Hooven received his B.S. and M.S. from the University of Michigan.

Richard M. Johnston, Nominee. Mr. Johnston, 73, has served as one of our directors since June 2002 and as Chairman of the Board since February 2005. Since 2000, Mr. Johnston has been a managing member of Camden Partners Holdings, LLC, a private equity firm. Mr. Johnston currently serves as a director of several of Camden Partners’ portfolio companies, including BioMedical Enterprises, Inc., LipoScience Inc., Lombard Medical Technologies PLC, Medivance, Inc., Pharmanetics, Inc., Picis, Inc. and Webmedx, Inc. From 1961 to 2000, Mr. Johnston was employed by The Hillman Company, an investment holding company with diversified operations, where he served from 1970 to 2000 as Vice President, Investments and as a director. From 1979 to 2003, Mr. Johnston was Chairman of the Board of The Western Pennsylvania Hospital and its successors, The Western Pennsylvania Healthcare System and West Penn Allegheny Health System. Mr. Johnston received his B.S. from Washington and Lee University and his M.B.A. from The Wharton School, University of Pennsylvania.

Elizabeth D. Krell, Ph.D., Nominee. Dr. Krell, 59, has served as one of our directors since June 2006. Dr. Krell is currently a private consultant on matters pertaining to FDA-regulated products, as well as FDA policies and procedures. From 2003 to 2004, she served as the Executive Vice President for Technology and Regulatory Affairs at the Advanced Medical Technology Association (AdvaMed), the largest trade association for medical device manufacturers. From 1975 to 2001, she served in the FDA, starting as a bench researcher and ending in the FDA’s top science job as the Acting Senior Advisor for Science, advising the Commissioner and other top FDA officials on science and science management. Dr. Krell served from 1990 to 2000 as the Deputy Director for Science, in the FDA’s Center for Devices and Radiological Health (CDRH). In this job she provided executive leadership in the development of programs to assure the safety and effectiveness of medical devices and diagnostic products, and the reduction of population exposure to radiation emitted from medical, industrial and consumer products. Previously, she directed CDRH’s science and engineering labs. Dr. Krell received her B.A. from S.U.N.Y. Binghamton and her Ph.D. from Georgetown University.

Mark R. Lanning, C.P.A., Nominee. Mr. Lanning, 53, has served as one of our directors since February 2006. Mr. Lanning currently serves as Vice President, Investor Relations and Treasurer of Hillenbrand, Inc., a leader in the funeral services industry. Prior to joining Hillenbrand in 1988, Mr. Lanning spent twelve years in various accounting positions with Ernst & Whinney (now Ernst & Young). Mr. Lanning, a Certified Public Accountant, also currently serves as Chairman and a member of the Board of Directors of the Indiana CPA Society. Mr. Lanning received his B.S. in Accounting from Ball State University.

Karen P. Robards, Nominee. Ms. Robards, 58, has served as one of our directors since November 2000. Since 1987, Ms. Robards has been a partner of Robards & Company, LLC, a financial advisory firm. From 1976 to 1987, Ms. Robards was an investment banker at Morgan Stanley where she headed its healthcare investment banking activities. Ms. Robards served as a director of Enable Medical Corporation, a developer and manufacturer of surgical instruments, from 1996 to 2005, which we acquired on August 10, 2005. Ms. Robards currently serves as a Director and Vice Chair of the Board of over 100 NYSE traded closed end mutual funds managed by BlackRock, Inc. Ms. Robards also serves as a director of Care Investment Trust, a publicly-held real estate investment trust focusing on investment opportunities in the healthcare industry. Ms. Robards is a founder and director of the Cooke Center for Learning & Development, a not-for-profit educational organization in New York City. Ms. Robards received her B.A. from Smith College and her M.B.A. from Harvard Business School.

Lee R. Wrubel, M.D. Dr. Wrubel, 43, has served as one of our directors since February 2005. Since 2000, Dr. Wrubel has served as a General Partner of Foundation Medical Partners, LP, a venture capital investment firm. Dr. Wrubel also serves as a director of several privately-held medical device companies, including CardioMEMS, Inc. and EsophyX, Inc. Dr. Wrubel currently serves on the Translational Research Advisory Committee of the Muscular Dystrophy Association. Dr. Wrubel received his B.A. from Lafayette College, his M.D. and M.P.H. from Tufts University School of Medicine and his M.B.A. from Columbia University School of Business. Dr. Wrubel is not standing for re-election.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board

The Nasdaq OMX Group, Inc. (“Nasdaq”) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Our Board consists of the following nine directors: Richard M. Johnston (Chairman), Mark A. Collar, David J. Drachman, Donald C. Harrison, M.D., Michael D. Hooven, Elizabeth D. Krell, Ph.D., Mark R. Lanning, Karen P. Robards and Lee R. Wrubel, M.D. Our Board has affirmatively determined that each of the directors and nominees other than David J. Drachman, our President and Chief Executive Officer, and Michael D. Hooven, our former Chief Technology Officer and former consultant, are independent directors under the listing standards established by Nasdaq.

As required under the Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board may also create committees for special purposes. The membership and the function of each of the committees are described below.

Audit Committee. Our Audit Committee currently consists of Mark R. Lanning (Chair of the Committee), Donald C. Harrison, M.D. and Karen P. Robards. Our Audit Committee is responsible for overseeing our financial controls, audit and reporting and reviews with our management and our independent auditors the effectiveness of our internal control over financial reporting and accounting and reporting practices and procedures. In addition, this Committee reviews the qualifications of our independent auditors, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC. Our Board has also determined that Karen P. Robards and Mark R. Lanning each qualify as an “audit committee financial expert”, as defined in SEC rules. The Audit Committee has a written charter, which was adopted by our Board in April 2005. A copy of the charter is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.” The report of the Audit Committee appears beginning on page 24 of this proxy statement.

Compensation Committee. Our Compensation Committee currently consists of Karen P. Robards (Chair of the Committee), Lee R. Wrubel, M.D. and Mark R. Lanning. The Compensation Committee’s principal responsibilities are to assist the Board in overseeing the Company’s management compensation policies and practices, including to determine and approve the compensation of our Chief Executive Officer, review and approve compensation levels for our other executive officers, review and approve management incentive compensation policies and programs, review and approve equity compensation programs for employees and exercise discretion in the administration of those programs, review with management our disclosures under “Compensation Discussion and Analysis”, or CD&A, and produce an annual report on executive compensation that contains a recommendation with respect to inclusion of the CD&A in our filings with the Securities and Exchange Commission. The Compensation Committee Charter was amended in February 2007 to reflect the Committee’s responsibilities relating to the CD&A, as described in the previous sentence. The composition of the Compensation Committee satisfies the independence requirements of Nasdaq. The Compensation Committee has a written charter, which was adopted by our Board in April 2005 and amended in February 2007 and is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.” The report of the Compensation Committee appears on page 26 of this proxy statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Richard M. Johnston (Chair of the Committee), Donald C. Harrison, M.D., Karen P. Robards and Elizabeth D. Krell, Ph.D. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations on the composition of our Board and selection of directors, periodically assessing the functioning of our Board and its committees, and making recommendations to our Board regarding corporate governance matters and practices. The composition of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee has a written charter, which was adopted by our Board in April 2005, which is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.”

Meetings of the Board and Committees of the Board

During 2007, the Board held seven meetings, the Audit Committee held twelve meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held four meetings.

Our directors are strongly encouraged to attend the Company’s annual meeting of stockholders. All of our directors attended the 2007 Annual Meeting, either in person or via telephone.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. As described above in the Question and Answer section under “What is the deadline to propose actions for consideration at next year’s meeting of stockholders or to nominate individuals to serve as directors?”, our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 6033 Schumacher Park Drive, West Chester, Ohio 45069: the candidate’s name, age, home and business contact information, principal occupation or employment, the class and number of shares of AtriCure stock beneficially owned, information regarding any relationships, arrangements or understandings between the candidate and AtriCure, and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required, including the candidate’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected.

Director Qualifications. Members of our Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. Other than an age limit of 75 for election of directors set by our Board, the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates. The Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. In February 2007, our Board amended our Corporate Governance Guidelines to raise the director age limit from 72 to 75.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to our Board are suggested by existing directors or by our executive officers. However, candidates may also come to the attention of our Board through professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee will carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.

Director Compensation

We pay an annual retainer to our non-employee directors of $20,000. We also pay an additional fee of $25,000 to the Chairman of the Board, $10,000 to the Chairman of the Audit Committee, and $5,000 to the Chairperson of the Compensation and Nominating and Governance Committees. Non-employee directors also receive a fee for each Board meeting of $1,500 for in-person attendance and $500 for participation by telephone and a fee for each Committee meeting of $750 for in-person attendance and $350 for participation by telephone.

Upon joining our Board, each non-employee director receives an initial stock option grant of 50,000 stock options, which vest one-fourth on each anniversary of the date of the grant. Annually, after each annual meeting of stockholders, each of our non-employee directors who has been a director for at least six months receives 10,000 stock options, which vest one-third on the earlier of each anniversary of the date of the grant or the annual meeting of stockholders that year. Options granted to non-employee directors have a term of 10 years and an exercise price equal to the fair market value on the date of grant.

Director Compensation Table

The following table summarizes compensation to our non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Options Awards($)(1)	All Other Compensation		Total
Richard M. Johnston	$61,500	$69,189	—		$130,689
Donald C. Harrison, MD	37,700	71,315	—		109,015
Michael D. Hooven	28,500	8,372	$144,000	(2)	180,872
Elizabeth D. Krell	31,500	78,099	—		109,599
Mark R. Lanning	48,450	64,724	—		113,174
Karen P. Robards	44,950	69,189	—		114,139
Lee R. Wrubel, MD	28,700	69,189	—		97,889

(1)

The amounts represent compensation expense recognized pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R) during the year ended December 31, 2007 (disregarding the estimate of forfeitures related to service-based vesting conditions). Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Notes 1 and 17 of the Notes to Consolidated Financial Statements.

(2)	Fees pursuant to consulting agreement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its Committees, to promote the interests of stockholders and to create a common set of expectations as to how the Board, its Committees, individual directors and management should perform their respective functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of our directors and management remain a critical safeguard in quality corporate governance. The Corporate Governance Guidelines establish the practices the Board will follow with respect to, among other practices, board composition and selection of board nominees, director responsibilities, chief executive officer evaluation, management development and succession planning, director compensation, board committees, and annual board and committee performance evaluations. A copy of the Corporate Governance Guidelines is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.”

Code of Business Conduct and Ethics

AtriCure is committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code”) reflects our values and the business practices and principles of behavior that support this commitment. Our Code is an integral part of our business conduct compliance program and embodies our commitment to conduct operations in accordance with the highest legal and ethical standards. The Code applies to all of our officers, directors and employees and is supplemented by an additional Code of Ethics which is applicable to our Chief Executive Officer and Senior Financial Officers. Each officer, director and employee is responsible for understanding and complying with the Code. Each Code is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.” We will post any amendments to the Codes, as well as any waivers that are required to be disclosed by the rules of the SEC or Nasdaq, on our website.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Ms. Robards (Chair), Mr. Lanning and Dr. Wrubel. No member of our Compensation Committee nor any executive officer of AtriCure has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of AtriCure or was formerly an officer of AtriCure.

Certain Relationships and Related Party Transactions

We describe below transactions that have occurred this year or during our last three fiscal years to which we were a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

Employment Agreement with David J. Drachman

On February 9, 2007, we entered into an Employment Agreement with David J. Drachman. Under the terms of the agreement, Mr. Drachman will continue to serve as our President and Chief Executive Officer and, subject to annual stockholder re-election, as a director.

Pursuant to the terms of his agreement with us, Mr. Drachman’s base salary for 2007 is $400,000, which will be reviewed annually for discretionary merit increases by the Board of Directors and/or Compensation Committee. Mr. Drachman is also entitled to receive such annual bonus, if any, as to which he may be entitled under the management incentive program we adopt each year. Pursuant to the terms of the agreement, either we or Mr. Drachman may terminate Mr. Drachman’s employment under the agreement at any time for any reason or no reason. If Mr. Drachman voluntarily terminates the agreement, he must give us at least 60 days’ prior written notice. If we voluntarily terminate the agreement, we are not obligated to give Mr. Drachman any prior written notice. In the event that we terminate the employment of Mr. Drachman “without cause” or for “total disability,” or if he terminates his employment for “good reason,” each as defined in the agreement, Mr. Drachman is entitled to severance payments totaling six months of his then base salary, which based on his current salary would equal a payment of $200,000; provided that if we terminate his employment “without cause” or if he terminates his employment for “good reason” within 12 months following a “change of control” (as defined in the agreement), Mr. Drachman is entitled to severance payments totaling 12 months of his then base salary plus an amount equal to his target bonus for the year in which the termination occurred, which severance payment would equal $560,000 based on his current base salary and target bonus potential for 2008.

Under the terms of the agreement, Mr. Drachman reconfirmed his obligations under his Non-Competition, Proprietary Information and Inventions Agreement, dated October 22, 2002. Additionally, under the terms of the agreement, we will reimburse Mr. Drachman for insurance premiums paid by Mr. Drachman to maintain up to $5,000,000 of term life insurance for his own benefit, up to a maximum annual reimbursement of $10,000.

Employment Agreement with Julie A. Piton

We entered into an Employment Agreement, dated as of January 5, 2007, with Julie A. Piton and we subsequently amended the agreement on April 17, 2007. Under the agreement, Ms. Piton serves as our Vice President of Finance and Administration and Chief Financial Officer. Ms. Piton commenced employment with us on January 23, 2007.

Pursuant to the terms of her agreement with us, Ms. Piton receives a minimum base salary of $225,000 per year and is eligible to receive a year-end annual bonus, if any, the minimum targeted amount of which is 30% of her salary. Additionally, under the terms of the agreement, Ms. Piton was granted an option to purchase 100,000 shares of our common stock under our 2005 Equity Incentive Plan at a per-share exercise price equal to the fair market value of our common stock on the date of grant. The terms of the agreement as amended also required Ms. Piton to relocate within a 50-mile radius of our current principal office within 6 months of her start date. We have reimbursed her in an amount up to $75,000 for out-of-pocket expenses incurred in connection with her relocation. However, if Ms. Piton voluntarily terminates her employment with us during the 3-year period following January 5, 2007, she will repay to us a portion of the total sum previously reimbursed. Pursuant to the terms of the agreement, either we or Ms. Piton may terminate Ms. Piton’s employment under the agreement at any time for any reason or no reason and no minimum period of employment is required. If Ms. Piton voluntarily terminates the agreement, she must give us at least 45 days’ prior written notice. If we voluntarily terminate the agreement, we are not obligated to give Ms. Piton any prior written notice. In the event that we terminate the employment of Ms. Piton “without cause” or if she terminates her employment for “good reason,” each as defined in the agreement, Ms. Piton is entitled to a severance payment equal to six months of her then base salary, which based on her current salary would equal a payment of $117,000. If such termination occurs during a change of control period, Ms. Piton is entitled to a severance payment equal to six months of her then base salary plus an amount equal to her full bonus potential for the year in which the termination occurred, which severance payment would equal $187,200 based on her current base salary and target bonus potential for 2008.

Consulting Agreement with Michael D. Hooven

We entered into a Consulting Agreement, dated as of January 1, 2007, with Michael D. Hooven, who is also one of our directors and co-founders. Under the terms of the agreement, Mr. Hooven provided consulting services and advice to us with respect to the creation and development of new products and product platforms relating to cardiac arrhythmias and the prevention or reduction of strokes using cardiac devices.

Pursuant to the terms of the agreement, Mr. Hooven devoted 20 hours per week to the performance of his obligations under the agreement. As consideration for his services and for assigning the rights to inventions, designs, patents, trademarks and copyrights and other intellectual property as provided for in the agreement, Mr. Hooven was paid $12,000 per month. Additionally, under the terms of the agreement, until December 31, 2009, Mr. Hooven will not compete with us in the United States and will not solicit any of our employees or independent contractors to leave, or cease rendering services to, us. Additionally, until December 31, 2009, Mr. Hooven will not distribute, sell, market or promote any medical device that is designed to prevent, treat or diagnose cardiac diseases or disorders unless he notifies us and provides us with an opportunity to consummate an agreement to jointly engage in the activities in which he proposes to engage. The term of the agreement was one year and ended on December 31, 2007.

Enable Medical Corporation

Contemporaneously with the closing of our initial public offering, we acquired Enable Medical Corporation, the manufacturer of our Isolator® bipolar ablation clamps for an aggregate purchase price of $7 million. Michael Hooven, Karen Robards and one former Board member, directly or indirectly, held an aggregate of approximately 63% of the outstanding common stock of Enable and, accordingly, received a majority of the amounts that we paid to acquire Enable. If we sell certain assets that were acquired as part of the Enable acquisition prior to the third anniversary of the closing of our acquisition of Enable, we will be required to pay the former shareholders of Enable 50% of the consideration from that sale that is in excess of $1 million, subject to a maximum payment to the Enable shareholders of $2 million.

Registration Rights Agreements

We have entered into agreements with certain of our common stockholders under which those stockholders have certain customary demand and piggyback registration rights with respect to their shares of common stock. The directors, executive officers and holders of more than 5% of our common stock that are parties with ongoing rights under these agreements are Donald C. Harrison, M.D. and entities affiliated with U.S. Venture Partners, Camden Partners and Foundation Medical Partners, L.P.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers. However, we have extended an offer of employment to Mr. Drachman’s son as an entry-level member of our sales force, effective June 2, 2008.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future directors and executive officers.

Communications with the Board of Directors

Stockholders are invited to communicate to the Board or its committees by writing to: AtriCure, Inc., Chairman of the Board of Directors, 6033 Schumacher Park Drive, West Chester, Ohio 45069. All such stockholder communications will be forwarded to the specific director or directors to whom the communications are addressed.

PROPOSAL TWO—APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN

In April 2008, the Board adopted the 2008 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval.

The purpose of the Purchase Plan is to allow eligible employees of AtriCure, Inc. (and the employees of any of AtriCure’s subsidiary companies) to purchase shares of Common Stock at periodic purchase dates through their accumulated payroll deductions at a modest discount from fair market value. The Board believes the Purchase Plan will help attract, motivate, and retain the best available talent suitable for AtriCure’s success while also helping to align the interests of our employees with those of our stockholders.

The terms and provisions of the Purchase Plan are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan, in substantially the form in which it will take effect if this Proposal Two is approved by the stockholders, has been filed with the SEC as an attachment to this proxy statement as Appendix A and may be accessed from the SEC’s home page at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Chief Financial Officer, AtriCure, Inc., 6033 Schumacher Park Drive, West Chester, Ohio 45069.

The following is a summary of the material features of the Purchase Plan:

Purpose

The purpose of the Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase AtriCure’s Common Stock through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those persons to exert maximum efforts toward AtriCure’s success while also helping to align the interests of our employees with those of our stockholders. Substantially all of the approximately 220 employees of AtriCure are eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986.

Administration

The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted thereunder. The Board has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase AtriCure’s Common Stock and whether employees of any of AtriCure’s subsidiary companies will be eligible to participate in the Purchase Plan.

The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board, each of whom is a “non-employee director”, and it is anticipated that the Compensation Committee will serve in that capacity. As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints for such purposes as well as to the Board itself.

Stock Subject to Purchase Plan

Subject to approval of this Proposal Two, an aggregate of 300,000 shares of Common Stock are reserved for issuance under the Purchase Plan. In addition, the number of shares of Common Stock available for issuance under the Plan will automatically increase on January 1st of each year commencing in 2009 and ending on (and including) January 1, 2018, in an amount equal to the lesser of (i) two percent (2%) of the Company’s outstanding shares of Common Stock as of the close of business on the last business day of the prior calendar year, not to exceed 600,000 shares, or (ii) a lesser amount determined by the Board. If rights granted under the

Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

Offering Periods

Shares of Common Stock are offered under the Purchase Plan through a series of offering periods of approximately six months commencing on any January 1 or July 1 and terminating on the last Trading Day on or before the next occurring June 30 or December 31. The Board has the authority to alter the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of Common Stock on each exercise date within the offering period. On the exercise date, all payroll deductions collected from the participant are automatically applied to the purchase of Common Stock, subject to certain limitations.

Eligibility

Any person who is not a temporary employee and is employed on the first day of an offering period is eligible to participate in that offering period under the Purchase Plan, provided such employee’s customary employment is for more than twenty hours per week and for more than five months in any calendar year.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of AtriCure or of any of AtriCure’s subsidiary companies (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, no employee may purchase more than $25,000 worth of AtriCure’s Common Stock (valued at the time each purchase right is granted) for any one calendar year. In the event the Plan is not in effect for the entire calendar year, the $25,000 limitation shall be proportionately reduced consistent with the portion of such year for which the Plan is in effect.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to AtriCure, fifteen days (or such shorter or longer periods as determined by the Board) prior to the first trading day of the offering period, an agreement authorizing payroll deductions in whole percentages of up to 10% of such employees’ eligible compensation during the offering period.

Purchase Price

The purchase price per share at which shares of Common Stock are sold on each purchase date during an offering period shall be the lesser of (a) 85% of the fair market value per share of Common Stock on the first trading day of the offering period, or (b) 85% of the fair market value per share of Common Stock on that exercise date; whichever is lower or such higher amount, if any, for future offering periods as determined by the Board.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by payroll deductions accumulated over the offering period. At any time during the offering period, a participant may change or terminate his or her payroll deductions. The Board may, in its discretion, limit the number of participation rate changes during any offering period. The change in rate will be effective with the first full payroll period following five business days after the AtriCure’s receipt of the new Subscription Agreement. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum total market value of Common Stock an employee may purchase, a maximum amount of payroll deductions on each pay day during an offering period and the maximum aggregate number of shares of Common Stock that may be available for all participants in a calendar year. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her payroll deductions credited to his or her account will be paid to the employee as soon as possible. See “Withdrawal” below.

Withdrawal

A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Board. All of the participant’s payroll deductions credited to his or her account during the offering period shall be paid to such participant as soon as possible after receipt of notice of withdrawal, that participant’s option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for that offering period. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, and AtriCure will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer

Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization

In the event that there is any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by AtriCure, proportionate adjustments will be made to (a) the maximum number of shares of Common Stock subject to the Purchase Plan and (b) the number of shares and price per share in effect under each outstanding purchase right.

Effect of Certain Corporate Transactions

In the event there is a merger, dissolution or change in control, the current offering period will be shortened by setting a new exercise date and will terminate immediately prior to the consummation of such proposed dissolution, liquidation, merger of change in control, unless provided otherwise by the Board. The new exercise date will be before the effective date of AtriCure’s proposed dissolution, liquidation, merger or change in control. The Board shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date for the participant’s option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date.

Termination and Amendment

The Board may amend or terminate the Purchase Plan at any time. To the extent necessary to comply with any applicable law, regulation or stock exchange rule, the Company will obtain stockholder approval of any amendment. Except as provided in the Purchase Plan, purchase rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such purchase rights were granted.

Federal Income Tax Information

The following is a summary of the principal United States Federal income taxation consequences to participants and AtriCure with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were paid directly to the participants. However, no taxable income will be recognized by a participant, and no deductions will be allowable to AtriCure, upon either the grant or exercise of purchase rights. Taxable income is not recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and AtriCure will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) fifteen percent (15%) of the fair market value of the shares at the beginning of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. AtriCure will not be entitled to an income tax deduction with respect to such disposition.

Plan Benefits

No purchase rights have yet been granted and no shares of common stock had been issued under the Purchase Plan. As of April 1, 2008, the closing price of our common stock was $13.12 per share. The effectiveness of the Purchase Plan is dependent on receiving stockholder approval. Since benefits under the Purchase Plan will depend on the fair market value of our common stock at various future dates and individual participants’ participation elections, it is not possible to determine the benefits that will be received under the Purchase Plan.

Vote Required

Stockholders are hereby requested to approve the adoption of the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the fiscal year ending December 31, 2008. Deloitte & Touche LLP has audited the Company’s financial statements since 2002. Deloitte & Touche LLP is a registered public accounting firm.

The Board is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008. Although not required by law, the rules of Nasdaq, or the Company’s Bylaws, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor. In addition to retaining Deloitte & Touche LLP to audit the Company’s financial statements for 2007, the Audit Committee retained Deloitte & Touche LLP to provide audit-related services, tax services, and certain other services in 2007. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee has reviewed all non-audit services provided by Deloitte & Touche LLP in 2007 and has concluded that the provision of such services was compatible with maintaining Deloitte & Touche LLP’s independence in the conduct of its auditing functions.

The aggregate fees billed by Deloitte & Touche LLP for audit and non-audit services provided to the Company in 2007 and 2006 were as follows:

Service Category	2007	2006
Audit Fees	$533,859	$205,691
Audit-Related Fees	23,197	114,000
Tax Fees	62,820	47,185
All Other Fees	—	2,290

Total	$619,876	$369,166

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements, as well as fees associated with the audit of our employee benefit plan; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

To help ensure the independence of our independent registered public accounting firm, the Audit Committee is required to pre-approve all audit and non-audit services to be performed for us by our independent registered public accounting firm. All audit and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, as a Committee or the Committee may delegate to one or more of its members the authority to grant the required approvals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of AtriCure common stock as of the Record Date, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the Summary Compensation Table on page 30;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 1, 2008 (the Record Date) through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 14,175,229 shares of our common stock outstanding as of the Record Date. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Beneficial Ownership
Beneficial Owner	Shares	Options Exercisable Within 60 Days	Approximate Percent Owned
Holders of More than 5%
Camden Partners (1) 500 East Pratt Street, Suite 1200 Baltimore, MD 21202	1,026,721	23,334	7.4%

Capital Research Global Investors (2) 333 South Hope Street Los Angeles, CA 90071	1,007,820	—	7.1

Michael D. Hooven (3) 7778 Bennington Dr. Cincinnati, OH 45241	784,005	—	5.5

Kairos Partners III Limited Partnership (4) 600 Longwater Drive Norwell, MA 02061	1,200,025	—	8.5

TimesSquare Capital Management, LLC (5) 1177 Avenue of the Americas-39th Floor New York, NY 10036	1,137,100	—	8.0

U.S. Venture Partners (6) 2735 Sand Hill Road Menlo Park, CA 94025	2,252,745	—	15.9

Named Executive Officers
David J. Drachman	—	406,412	2.8%
Julie A. Piton	—	31,250	*
Stewart W. Strong	—	24,485	*
James L. Lucky	3,000	26,616	*
Elsa C. Abruzzo(7)	—	5,416	*
Maureen A. Shaffer(8)	2,961	3,711	*

	Beneficial Ownership
Beneficial Owner	Shares	Options Exercisable Within 60 Days	Approximate Percent Owned
Directors and Nominees
Richard M. Johnston (9)	1,026,721	23,334	7.4%
Donald C. Harrison, M.D.	194,079	34,649	1.6
Karen P. Robards	166,499	27,281	1.4
Lee R. Wrubel, M.D. (10)	382,060	23,334	2.9
Mark R. Lanning	7,000	25,000	*
Elizabeth D. Krell, Ph.D.	—	12,500	*
Mark A. Collar	—	—	—
All executive officers and directors as a group (17 persons)	2,566,325	781,290	22.4

*	Indicates ownership of less than 1%.
(1)

Consists of 969,225 shares held by Camden Partners Strategic Fund II-A, L.P., 57,496 shares held by Camden Partners Strategic Fund II-B, L.P. and 23,334 shares underlying options held by Mr. Johnston. Camden Partners Strategic II, LLC is the general partner of Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. Richard M. Johnston, David L. Warnock, Richard M. Berkeley and Donald W. Hughes each may be deemed to share voting and investment power with respect to the securities held by these entities and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.

(2)	This information is based on the Schedule 13G filed with the SEC on February 11, 2008.
(3)

Includes 334,210 shares held by a trust for the benefit of Mr. Hooven (the Michael D. Hooven 2004 Trust FBO Michael); 89,007 shares held by Mr. Hooven; 334,210 shares held by a trust for the benefit of Susan Spies, Mr. Hooven’s wife (the Michael D. Hooven 2004 Trust FBO Susan Spies); 13,157 shares held by Mr. Hooven’s wife; and 18,421 shares held by a trust for the benefit of all of Ms. Spies’ and Mr. Hooven’s children (the Susan Spies 2004 Children’s Trust). Mr. Hooven serves as the trustee of the trust for the benefit of himself and for the Susan Spies 2004 Children’s Trust. Mr. Hooven may be deemed to share voting and investment power with respect to the shares held by the trust for the benefit of his wife, the shares held by his wife and the shares held by the Susan Spies 2004 Children’s Trust, and Mr. Hooven disclaims beneficial ownership of these shares, except as to his pecuniary interest therein. Mr. Hooven’s wife may be deemed to share voting and investment power with respect to the shares held by Mr. Hooven, the shares held by the trust for the benefit of Mr. Hooven, and the shares held by the Susan Spies 2004 Children’s Trust, and she disclaims beneficial ownership of these shares, except as to her pecuniary interest therein.

(4)

This information is based on the Schedule 13G filed with the SEC on January 23, 2007. As disclosed in the Schedule 13G, John F. White, James F. Rice, Kenneth L. Wolfe and Foster L. Aborn are each members of the investment committee of Kairos Partners III Limited Partnership.

(5)	This information is based on the Schedule 13G filed with the SEC on February 9, 2007.
(6)

Consists of 2,202,444 shares held by U.S. Venture Partners VIII, L.P.; 17,031 shares held by USVP VIII Affiliates Fund, L.P.; 21,653 shares held by USVP Entrepreneur Partners VIII-A, L.P. and 11,617 shares held by USVP Entrepreneur Partners VIII-B, L.P. Presidio Management Group VIII, LLC is the general partner of U.S. Venture Partners VIII, L.P., USVP VIII Affiliates Fund, L.P., USVP Entrepreneur Partners VIII-A, L.P. and USVP Entrepreneur Partners VIII-B, L.P. The managing members of Presidio Management Group VIII, LLC are Timothy Connors, Irwin Federman, Winston Fu, Steven Krausz, David Liddle, Jonathan Root, Christopher Rust and Philip Young and each may be deemed to share voting and investment power with respect to the securities held by these entities and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.

(7)	Ms. Abruzzo left the Company on February 18, 2008.
(8)	Ms. Shaffer left the Company on November 30, 2007.
(9)

Consists of 969,225 shares held by Camden Partners Strategic Fund II-A, L.P., 57,496 shares held by Camden Partners Strategic Fund II-B, L.P. and 23,334 shares underlying options held by Mr. Johnston. Camden Partners Strategic II, LLC is the general partner of Camden Partners Strategic Fund II-A, L.P. and

Camden Partners Strategic Fund II-B, L.P. Richard M. Johnston, David L. Warnock, Richard M. Berkeley and Donald W. Hughes each may be deemed to share voting and investment power with respect to the securities held by these entities and disclaims beneficial ownership of the securities held by these entities, except as to his pecuniary interest therein.

(10)

Consists of 382,060 shares held by Foundation Medical Partners, LP and 23,334 shares underlying options held by Dr. Wrubel. Dr. Wrubel is a general partner of Foundation Medical Partners, LP. Lee R. Wrubel, M.D. and Harry Rein each may be deemed to share voting and investment power with respect to the securities held by this entity and disclaims beneficial ownership of the shares held by this entity, except as to his pecuniary interest therein.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our examination of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2007, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions:

•	Michael Hooven filed two Form 4’s late in connection with stock option exercises which occurred on January 3, 2007 and December 14, 2005;

•	Richard Johnston filed a Form 4 late in connection with the acquisition of stock on May 30, 2007; and

•

Lee Wrubel, M.D. filed a Form 4 late in connection with the sale of stock during the period August 15, 2007 through August 21, 2007 and amended a Form 4 filing from August 10, 2005 that did not report a sale of stock which occurred on that date; and

•	Donald Harrison, M.D. filed a late Form 4 in connection with a transfer of stock effective January 1, 2006 from one fund with which he was affiliated to another fund with which he was not affiliated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

Management has the primary responsibility for maintaining effective internal control over financial reporting and for preparing AtriCure’s consolidated financial statements. AtriCure’s independent registered public accounting firm is responsible for performing independent audits of AtriCure’s consolidated financial statements and management’s assessment of the effectiveness of AtriCure’s internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibilities include monitoring and oversight of corporate accounting and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee reviewed with management the audited financial statements included in AtriCure’s Annual Report on Form 10-K, including a discussion of significant accounting principles, the reasonableness of significant estimates and judgments made in preparing the financial statements and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the Chief Executive Officer and the Chief Financial Officer of AtriCure the certifications required to be given by such officers in connection with AtriCure’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with giving such certifications. The Audit Committee’s responsibilities are set forth in a written charter that was adopted by AtriCure’s Board of Directors, a copy of which is available on our website at www.atricure.com under “Investor Relations—Corporate Governance.”

The Audit Committee is responsible for reviewing, approving and managing the engagement of AtriCure’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with AtriCure’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity, in all material respects, of AtriCure’s financial statements with generally accepted accounting principles, its judgments as to the acceptability as well as the appropriateness of AtriCure’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee by SAS No. 114 (The Auditor’s Communication with Those Charged With Governance). In addition, the Audit Committee has discussed with AtriCure’s independent registered public accounting firm its independence from management and AtriCure, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the independence of AtriCure’s independent registered public accounting firm.

The Audit Committee discussed with AtriCure’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm to discuss the results of its examinations, its evaluation of the effectiveness of AtriCure’s internal control over financial reporting, and the overall quality of AtriCure’s financial reporting. The Audit Committee held 12 meetings during the fiscal year ended December 31, 2007.

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of AtriCure under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in AtriCure’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has also selected, subject to stockholder ratification, Deloitte & Touche LLP as AtriCure’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE2

Mark R. Lanning, Chair

Donald C. Harrison, M.D.

Karen P. Robards

[2]	The Board of Directors has determined that each member of the Audit Committee is an independent director under applicable standards.

EXECUTIVE COMPENSATION

The Compensation Committee’s membership is determined by the Board. The Committee is currently composed of Ms. Robards (Chair), Mr. Lanning and Dr. Wrubel, all of whom are independent, as defined by the Nasdaq listing standards.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS1

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

COMPENSATION COMMITTEE

Karen P. Robards, Chair

Mark R. Lanning

Lee R. Wrubel, M.D.

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of AtriCure, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation philosophy is rooted in a “Pay for Performance” approach that is designed to strongly link executive officer compensation to our performance. Executive compensation is tied to measurable results intended to create long-term value for our stockholders. Our executive compensation program is designed to promote the following objectives:

•	to attract, motivate and retain talented executives;

•	to compensate executives based upon the value of their individual and collective contributions to achieving corporate goals and objectives; and

•	to align the interests of our executives with our stockholders.

We believe that the performance of our executives in managing and growing our Company, as measured by financial and qualitative metrics, should be the basis for determining their overall compensation. We believe that our executives’ compensation should not be based on the short-term performance of our stock, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives.

Our compensation program provides for base salaries that reflect the following primary factors: level of responsibility, individual performance, internal fairness and external competitiveness. Additionally, the program provides both for annual incentive awards that are payable upon our achievement of annual financial and management objectives, as well as long-term equity incentives that are intended to align and strengthen the mutuality of interest between management, other key employees and our stockholders.

Executive Compensation Program and Process

The Compensation Committee oversees and administers our compensation policies and plans. In this regard, the Compensation Committee determines and reports to the Board regarding general recommendations on compensation policies and plans for employees, setting salaries and incentive compensation, and approval of equity incentive awards for executives. Our management team supports the Compensation Committee in fulfilling its responsibilities and, in some cases, gathers information and performs administrative tasks delegated to it by the Compensation Committee. The Compensation Committee has the authority to engage the services of outside advisors as necessary to meet its responsibilities.

In determining executive compensation, we evaluate a variety of factors relating to the Company’s performance as a whole during the year, including revenue growth, product development and regulatory and clinical progress.

In addition, we review the individual performance of key executives. Recognizing that we compete for talent with other publicly-held medical device companies, some of whom have significantly larger resources than us, we seek to provide compensation that is competitive. We review the data for other medical devices companies, but we do not attempt to maintain a certain target percentile with a peer group. In addition, we subscribe to and review various industry surveys for medical technology and life sciences companies, such as the Top Five 2007 Medic Executive Compensation Survey. Additionally in determining an appropriate level of compensation for each individual executive, we also consider each individual’s overall experience, individual and Company performance, replaceability and internal equity.

Compensation to our executive officers generally consists of the following elements: base salary, annual cash incentive bonuses, grants of stock options and generally the same health and welfare benefits package available to all of our employees. We believe this mix of cash and equity compensation and short- and long-term compensation is consistent with our compensation philosophy and furthers our overall compensation objectives by:

•	encouraging short- and long-term performance;

•	creating an effective management team which can lead our growth and expansion; and

•	maximizing stockholder value.

1. Base Salary. We pay a base salary to attract talented executives and provide a secure base level of compensation. In determining base salaries, we consider a variety of factors, including the officer’s job scope and level of responsibility, as well as individual factors such as experience, skills and performance. We also consider market data relating to compensation for similar positions at other medical device companies and competitive factors in the industry. In addition, we consider relative levels of pay among our officers and recommendations from the Chief Executive Officer.

Salary levels are generally considered annually as part of our annual performance review process, as well as upon a promotion or other change in job responsibility. Annual increases in base salary are not guaranteed. Salary guidelines are set each year to reflect our industry’s competitive environment, balanced by the desire to control the overall cost of salary growth.

2. Annual Cash Incentive Bonuses. Under our “Pay for Performance” philosophy, we pay an annual cash incentive bonus to management, which varies in size depending on the level of achievement of specific operational, financial and strategic goals considered by the Board to be critical in building long-term value for stockholders. For 2007, our financial goals included achievement of the following revenue targets: $45 million in domestic revenues, $5.5 million in international revenues and $15.5 million in revenues resulting from the sale of minimally invasive products. Annual incentive bonus targets and objectives are designed to advance key strategic initiatives and build stockholder value. These objectives and targets are developed with guidance from the Board of Directors and approved by the Compensation Committee at the beginning of each year. Levels of performance are measured and communicated by management to the Compensation Committee and Board of Directors on a regular basis. Our annual incentive bonus program recognizes Company performance and rewards performance across critical functions. However, individuals whose primary function is executive sales management are compensated under different incentive programs.

For 2007, the determination of the annual cash incentive targets and objectives were based primarily on specific quantitative measures. The target bonus was aligned to achievement of specific objectives within each of the following categories:

a)  30% aligned to the achievement of specific revenue targets described above, including specific targets for total domestic and total international sales and sales from minimally invasive products;

b)  25% aligned to the achievement of specific new product development introductions including, for example, specific timelines for the release of the Company’s Isolator Synergy platform;

c)  25% aligned to the achievement of specific regulatory milestones including, for example, clearance of our Isolator® system for the ablation of cardiac tissue from the FDA; and

d)  20% aligned to a variety of other corporate objectives, including maintaining an internal control environment that did not result in any material deficiencies.

In order to foster effective cross-functional performance and a culture of collaboration, to date, management objectives have been based on Company performance goals and do not include a component tied to individual performance. Final calculation of the Company’s financial performance and determination and payment of the awards is made as soon as is practicable after the completion of our year-end by the Compensation Committee. For 2007, the Compensation Committee approved a cash incentive bonus program that would have enabled the Chief Executive Officer to earn a target bonus of 40% and a maximum bonus of 50% and other non-sales executive officers to earn a target bonus of 30% and a maximum bonus of 37.5% of their 2007 ending base salaries. The Compensation Committee sets these objectives to be moderately difficult to attain. For 2007, the Chief Executive Officer earned 80% of his target bonus, or 32% of his base salary and other non-sales executive officers earned 80% of their target bonus, or 24% of their ending 2007 base salaries. These amounts reflect 66% achievement of the revenue objectives, 76% of product development objectives, 89% of regulatory milestones and 95% of other corporate objectives.

If an individual’s primary function is executive sales management, they are rewarded under compensation programs that are primarily tied to their achievement of sales growth objectives and payments of these incentives are made as frequently as monthly. Additionally, if an individual has sales responsibility in addition to their primary duties, they are eligible for incremental annual compensation at target of $10,000 up to a maximum of $12,500, which is earned and paid in quarterly increments.

3. Equity Incentive Awards. Our 2005 Equity Incentive Plan is designed to use stock option awards to create an opportunity for our employees and executives to acquire an equity ownership interest in the Company and thereby motivate and retain executive talent and align employees and executives with the long-term interest of stockholders. Stock options are reviewed and approved by the Compensation Committee at regular meetings. Employees and executives receive value from these grants only if our common stock appreciates in value over the long-term. Stock option awards are intended to reflect the employee’s and executive’s position, responsibility, contributions, performance and consider each individual’s current equity position. We believe that the award of stock options will stimulate pride in ownership and motivate employees and executives to commit themselves to our performance. Our equity plan generally utilizes vesting periods of four years to encourage long-term allegiance and performance and the options typically vest at the rate of 25% for the first year and then at the rate of 2.08% per month for 36 months thereafter during the optionee’s employment.

Each year, the Compensation Committee considers grants for executive officers and employees based on recommendations from the CEO, as well as the factors described above. With respect to newly hired executives, the size of the initial equity grants are generally determined based on the individual’s position, experience and competitive market information. For non-executive employees, a new hire option grant will generally be made at the first regularly scheduled meeting of the Compensation Committee following commencement of employment. The exercise price is always equal to the fair market value of our common stock on the date of the grant. While options have been our primary way of aligning the interests of our management, employees and our stockholders, our equity incentive plan permits the issuance of restricted stock and other long-term equity awards, which we may institute in the future.

Chief Executive Officer Compensation

The Compensation Committee follows a comprehensive process to determine the compensation of Mr. David Drachman, our Chief Executive Officer. The Committee performs an extensive evaluation of Mr. Drachman, which includes input from the Board of Directors, a self-assessment from Mr. Drachman, and discussions between the chair of the Committee and the chair of the Board of Directors. Additionally, the Committee reviews the compensation of chief executive officers of several cardiac-focused medical device companies and other medical technology companies of similar size, including AngioDynamics, Inc., ev3 Inc., FoxHollow Technologies, Inc., Micrus Endovascular Corporation, Rita Medical Systems, Inc., Stereotaxis, Inc., Vascular Solutions, Inc. and VNUS Medical Technologies, Inc. The Committee also reviews other industry surveys for medical device companies, including the Top Five 2007 Medic Executive Compensation Survey. Mr. Drachman’s base salary for 2007 was $400,000 and was based on his employment agreement. Based on the Company’s achievement of performance goals and objectives under its 2007 annual incentive bonus program, Mr. Drachman received a cash bonus of $128,000, which was 80% of his target bonus. Further, Mr. Drachman was granted 60,000 stock options during 2007. We believe that Mr. Drachman’s compensation is fair, competitive and consistent with the Company’s corporate results and compensation philosophy.

Severance, Change of Control and other Post-Employment Programs.

Options granted under our 2001 Stock Option Plan become immediately vested upon a change in control, as defined in the agreement. Upon a change in control, options granted under our 2005 Equity Incentive Plan are assumed or an equivalent option or right substituted by the acquirer. Options outstanding for our executive officers are subject to accelerated vesting upon a change in control, with 33% of the unvested shares generally vesting upon a change in control, and full vesting by the one year anniversary of the change in control. If the acquirer refused to assume or substitute options outstanding, all options become fully vested upon a change in control.

We believe that the aforementioned accelerated vesting provisions help create a competitive compensation package and provide a certain level of assurance to our key employees and that they are fair and reasonable when compared with similar arrangements adopted by comparable companies in our industry. We also have agreements providing severance to our Chief Executive Officer and Chief Financial Officer in the event of their involuntary terminations and pursuant to their respective employment agreements.

In November 2007, we entered into a separation and consulting agreement with Maureen Shaffer, our former Vice President, Marketing. Under the terms of the agreement, we agreed to pay Ms. Shaffer $114,000 over a six-month period beginning December 2007 (12 payments of $9,500) and to pay the employer portion of Ms. Shaffer’s health benefits. Additionally, we agreed to pay Ms. Shaffer a $2,000 per month retainer for consulting services for thirteen months, beginning December 2007, in addition to a $150 per hour fee for each hour of consulting services provided.

Perquisites

We do not generally provide executives with perquisites other than programs made available to all Company employees. Beginning in 2007, Mr. Drachman’s employment agreement provides for reimbursement up to

$10,000 annually for incremental term life insurance. Mr. Stewart W. Strong, our Vice President of Unites States Sales, receives an annual car allowance of $7,200. Further, we have historically provided certain relocation benefits to executives.

Tax and Accounting Treatment of Compensation

While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, they are not presently a significant factor in the administration of the program. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our three most highly paid executive officers other than our Chief Executive Officer and Chief Financial Officer. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To qualify for the exemption, the stockholders were asked to approve a limit under our equity incentive plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because this limit was adopted, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million deduction limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, to date we have not exceeded the $1 million limit for any executive officer. Moreover, exceeding that limitation may not result in the current payment of increased federal income taxes due to our significant net operating loss carry-forward.

Summary Compensation Table

The following table sets forth summary compensation information for 2007 and 2006 for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who were serving in such capacities as of December 31, 2007 and one individual who was one of our most highly compensated executive officers during 2007, but was not serving as an executive officer as of December 31, 2007. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of 10% of their total annual compensation.

Name and Position	Year	Salary ($)	Bonus ($)			Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
David J. Drachman President and Chief Executive Officer	2007 2006	$400,000 280,000	$	— 75,000	(4)	$327,258 294,970	$128,000 103,096	$15,915 7,500	(5)	$871,173 760,566
Julie A. Piton (6) Vice President, Finance and Administration and Chief Financial Officer	2007	212,308		—		145,551	50,954	104,909	(7)	513,722
Stewart W. Strong Vice President, U.S. Sales	2007 2006	150,000 133,446		— —		44,825 18,387	177,621 159,231	14,610 13,171	(8) (8)	387,056 324,235
James L. Lucky Vice President Regulatory Affairs and Quality Assurance	2007 2006	175,000 145,000		— —		66,618 55,346	64,113 86,072	5,852 6,801		311,583 293,219
Elsa C. Abruzzo (9) Former Vice President, Regulatory and Clinical Affairs	2007 2006	175,000 156,667		— —		68,729 54,941	42,000 42,080	5,231 4,700		290,960 258,388
Maureen A. Shaffer (10) Former Vice President, Marketing	2007 2006	156,042 147,917		— —		34,932 20,091	— 72,016	119,406 3,544	(11)	310,380 243,568

(1)	The amounts represent compensation expense recognized pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R) during the years ended

December 31, 2007 and 2006 (disregarding the estimate of forfeitures related to service-based vesting conditions). Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Notes 1 and 17 of the Notes to Consolidated Financial Statements.

(2)	Amounts shown represent incentive-based awards earned in 2007 and 2006 pursuant to monthly, quarterly and/or annual incentive-based award programs.
(3)	Amounts shown include the matching contributions made under our 401(k) Plan.
(4)	Represents a bonus paid to Mr. Drachman in recognition of his incremental responsibilities as Acting Chief Financial Officer and 2006 performance.
(5)	Amount shown includes $4,155 in incremental life insurance and related tax gross-up payments paid to Mr. Drachman.
(6)	Ms. Piton joined the company on January 23, 2007.
(7)	Amount includes $99,102 for reimbursement of relocation related expenses, including income tax gross-up payments and non-cash compensation related to the purchase of Ms. Piton’s residence.
(8)	Amount shown includes $7,200 in car allowance paid to Mr. Strong.
(9)	Ms. Abruzzo’s employment with the Company terminated on February 18, 2008.
(10)	Ms. Shaffer’s employment with the Company terminated on November 30, 2007.
(11)	Amount shown includes $114,000 in separation related payments due Ms. Shaffer and $2,000 paid to Ms. Shaffer for consulting services.

Grants of Plan-Based Awards

The following table sets forth information concerning the annual performance bonuses and the stock options grants in 2007 to the executive officers named in the Summary Compensation Table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Award ($)(3)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)
David J. Drachman	6/20/07	—	$160,000	$200,000	60,000	$9.50	$283,788
Julie A. Piton	2/08/07	—	67,500	84,375	100,000	12.22	610,800
	6/20/07	—	—	—	15,000	9.50	70,947
Stewart W. Strong	6/20/07	—	—	—	15,000	9.50	70,947
James L. Lucky	6/20/07	—	62,500	78,125	15,000	9.50	70,947
Elsa C. Abruzzo	6/20/07	—	52,500	65,625	15,000	9.50	70,947
Maureen A. Shaffer	6/20/07	—	52,500	65,625	15,000	9.50	70,947

(1)	The grant date of equity awards is the date on which the Compensation Committee approved the award.
(2)

Represents estimated bonuses eligible to be earned under our annual cash incentive plan for 2007 for Mr. Drachman, Ms. Piton, Mr. Lucky, Ms. Abruzzo and Ms. Shaffer. Mr. Drachman was eligible to earn 40% of his salary as of December 31, 2007 if the Company achieved the targets of the plan and up to a maximum of 50% (125% of the target) under the plan. Mr. Lucky, Ms. Piton, and Ms. Abruzzo were eligible to receive 30% of their salary as of December 31, 2007 if the Company achieved the targets of the plan and were eligible to earn up to 37.5% (125% of target) under the plan. Additionally, Mr. Lucky was eligible to earn an additional $2,500 per quarter up to $2,750 per quarter related to performance against international sales goals. The amounts reflected in the Table are based on salaries as of December 31, 2007, with the exception of Ms. Piton’s salary, which was based on her actual base salary earned during 2007. Ms. Shaffer participated in the same plan as Ms. Abruzzo and Ms. Piton, but due to the termination of her employment during the year, was not eligible for any incentive plan award payments at December 31, 2007. The plan does not provide for a minimum guaranteed payout. Mr. Strong participated in a non-equity incentive plan that was tied to achievement of specific Company sales goals that included monthly and quarterly components. The actual awards earned and paid to the named executive officers under these plans is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are discussed further above under the heading “Compensation Discussion and Analysis”.

(3)

The amounts represent the grant date fair value of the awards calculated in accordance with SFAS 123R. Information about the assumptions that we used when valuing awards is set forth in our Annual Report on Form 10-K in Note 17 to the Notes of Consolidated Financial Statements for our year ended December 31, 2007.

All options granted to these executive officers in 2007 were granted under our 2005 Equity Incentive Plan. Options have a term of 10 years but may terminate before their expiration dates if the optionee’s service relationship is terminated or upon the optionee’s death or disability. Additional effects of terminations are described below under “Change in Control Arrangements”.

Outstanding Equity Awards at Year-End

The table below sets forth information concerning the number and value of the unexercised stock options outstanding at December 31, 2007 for the executive officers named in the Summary Compensation Table. There are no outstanding stock awards at December 31, 2007. Under the Company’s stock option plans, stock option awards have a ten-year term. For our named executive officers, options granted prior to August 6, 2005 (expiration date prior to August 6, 2015) vest 25% on each anniversary of the date of grant. Options granted after August 5, 2005 (expiration date after August 5, 2015) vest 25% on the first year anniversary of the grant date and in equal monthly installments on the same day of the month over the remaining three years.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Price ($)	Expiration Date
David J. Drachman	— 75,000 315,788	60,000 75,000 —	$9.50 13.53 1.33	6/20/2017 12/7/2015 10/14/2012

Julie A. Piton	— —	15,000 100,000	9.50 12.22	6/20/2017 2/8/2017

Stewart W. Strong	— 500 9,087 2,291 1,316 1,514 5,263	15,000 1,500 19,993 2,709 1,315 1,512 —	9.50 9.70 6.34 11.06 12.00 11.628 1.52	6/20/2017 12/6/2016 9/6/2016 2/8/2016 8/5/2005 4/6/2005 10/1/2003

James L. Lucky	— 4,359 5,000 3,290 10,855	15,000 9,590 5,000 3,288 3,618	9.50 6.34 13.53 12.00 1.52	6/20/2017 9/6/2016 12/7/2015 8/5/2015 1/1/2014

Elsa C. Abruzzo	— 2,714 5,000 19,737	15,000 5,971 5,000 6,578	9.5 6.34 13.53 1.52	6/20/2017 9/6/2016 12/7/2015 2/16/2014

Maureen A. Shaffer	— 3,454 2,500 2,961	15,000 7,599 2,500 986	9.5 6.34 13.53 3.23	6/20/2017 9/6/2016 12/7/2015 10/6/2014

Option Exercises and Stock Vested

There were no options exercised by our named executive officers during the year ended December 31, 2007.

Change in Control Arrangements

We do not have employment agreements with any of our executive officers, with the exception of David J. Drachman, our President and Chief Executive Officer, and Julie A. Piton, our Vice President and Chief Financial Officer. These agreements are described above under “Certain Relationships and Related Party Transactions”.

Our executive officers and directors are entitled to acceleration of vesting of their options under a change of control, pursuant to our 2001 Stock Option Plan, our 2005 Equity Incentive Plan and/or the related stock option agreements. Additionally, after termination of an executive officer or director, he or she may exercise his or her vested options pursuant to the terms of our 2001 Stock Option Plan, our 2005 Equity Incentive Plan and/or the related stock option agreements and his or her unvested options are cancelled upon termination. Generally, if termination is due to death or disability, the options will remain exercisable for 12 months. In all other cases, the options will generally remain exercisable for 90 days.

As of December 31, 2007, upon termination of employment, none of our executive officers, with the exception of Ms. Shaffer, were entitled to additional benefits, other than those benefits offered to all employees. Upon a change in control of the Company, potential payments to our named executive officers are consistent with all employees, with the exception of acceleration of vesting of the unvested stock options held by our named executive officers under our 2005 Equity Incentive Plan. Under the 2005 Equity Incentive Plan, unvested options granted to officers vest one-third upon the change in control and then generally in full upon completion of twelve months of employment following the change in control event. Payments due to our named executive officers as of December 31, 2007 under this change in control provision and calculated assuming full acceleration of vesting and using the fair market value, $13.11, of our common stock as of December 31, 2007, less the exercise price of the stock options would have been as follows:

Name	Amount
David J. Drachman	$216,600
Julie A. Piton	143,150
Stewart W. Strong	200,171
James L. Lucky	119,074
Elsa C. Abruzzo	94,574
Maureen A. Shaffer	105,595

If the exercise price was greater than the fair market value, no amount was computed.

In February 2007, the Company and Mr. Drachman entered into an employment agreement which provides for incremental benefits upon termination, death and a change in control. In the event that we terminate the employment of Mr. Drachman “without cause” or for “total disability”, or if he terminates his employment for “good reason”, each as defined in the agreement, Mr. Drachman is entitled to severance payments totaling six months of his then base salary, which based on his salary at December 31, 2007, would equal a payment of $200,000; provided that if we terminate his employment “without cause” or if he terminates his employment for “good reason” within 12 months following a “change of control” (as defined in the agreement), Mr. Drachman is entitled to severance payments totaling 12 months of his then base salary plus an amount equal to his target bonus for the year in which the termination occurred, which severance payment would equal $560,000 based on his base salary at December 31, 2007 and target bonus potential for 2007.

In January 2007, the Company and Ms. Piton entered into an employment agreement which provides incremental benefits upon termination, death and a change in control. In the event that we terminate the employment of Ms. Piton “without cause” or if she terminates her employment for “good reason,” each as defined in the agreement, Ms. Piton is entitled to a severance payment equal to six months of her then base salary, which based on her salary at December 31, 2007. would equal a payment of $112,500. If such termination occurs within one-year of a change in control, Ms. Piton is entitled to a severance payment equal to six months of her then base salary plus an amount equal to her full bonus potential for the year in which the termination occurred, which severance payment would equal $180,000 based on her base salary at December 31, 2007 and target bonus potential for 2007.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,296,035	$8.11	1,174,399
Equity compensation plans not approved by security holders	—	—	—

Total	2,296,035	$8.11	1,174,399

Equity compensation plans approved by our stockholders consist of our 2001 Stock Option Plan and our 2005 Equity Incentive Plan.

OTHER MATTERS

We are not aware of any other business to be presented at the Annual Meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. Accordingly, the only business that our Board intends to present is as set forth in this proxy statement.

If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Julie A. Piton
Julie A. Piton Vice President, Finance and Administration and Chief Financial Officer

West Chester, Ohio

April 23, 2008

Appendix A

ATRICURE, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

AtriCure, Inc. hereby adopts the 2008 Employee Stock Purchase Plan (the “Plan”), effective as of the Effective Date (as defined herein).

1. Purpose. The purposes of the Plan are as follows:

(a) To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended;

(b) To help employees provide for their future security and to encourage them to remain in the employment of the Company; and

(c) To help align the interests of our employees with those of our stockholders.

2. Definitions.

(a) “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(f) “Common Stock” shall mean the common stock of the Company, $0.001 par value per share. “Common Stock” shall also include (i) the common stock of the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company and (ii) such other securities of the Company that may be substituted for Common Stock pursuant to Section 19 hereof.

(g) “Company” shall mean AtriCure, Inc., a Delaware corporation, or any successor corporation (including, without limitation, the surviving corporation in any consolidation, merger or reincorporation effected exclusively to change the domicile of the Company).

(h) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, fringe benefits, unused vacation, paid time-off and other compensation.

(i) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

(j) “Effective Date” shall mean July 1, 2008.

(k) “Eligible Employee” shall mean an Employee of the Company:

(i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code);

(ii) whose customary employment is for more than twenty (20) hours per week; and

(iii) whose customary employment is for more than five (5) months in any calendar year.

For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(l) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any person who is employed on a temporary basis or any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(m) “Enrollment Date” shall mean the first Trading Day of each Offering Period. The Enrollment Date for the first Offering Period under the Plan shall be the Effective Date.

(n) “Exercise Date” shall mean the last Trading Day of each Offering Period.

(o) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is traded on an exchange, its Fair Market Value shall be the closing sales price for a share of Common Stock as reported in The Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the closing sales price on the first trading date immediately prior to such date during which a sale occurred;

(ii) If the Common Stock is not traded on an exchange but is quoted on a quotation system, its Fair Market Value shall be the mean between the closing representative bid and asked prices for the Common Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Offering Period” shall mean each period of approximately six (6) months commencing on any January 1 or July 1 and terminating on the last Trading Day on or before the next occurring June 30 or December 31, as applicable, except for the first Offering Period under the Plan, which shall commence on the Effective Date and end on December 31, 2008. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period have a duration in excess of twenty-seven (27) months.

(q) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) “Plan” shall mean this 2008 Employee Stock Purchase Plan.

(s) “Purchase Period” shall mean the approximately six (6) month period commencing on each Enrollment Date and ending with the next Exercise Date. The first Purchase Period with respect to the initial Offering Period under the Plan shall commence on the Effective Date and end on December 31, 2008.

(t) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however that (i) if the Administrator so designates, the Administrator may set from time to time for future Offering Periods a higher percentage of Fair Market Value of a share of Common Stock or a higher dollar amount as the Purchase Price or instead provide that the Purchase Price will be calculated based only on a percentage of the Fair Market Value of a share of Common Stock on the Exercise Date that is equal to or more than 85%; (ii) the Purchase Price may be adjusted by the Administrator pursuant to Section 19 hereof; and (iii) the Purchase Price shall in no event be less than the par value of a share of Common Stock.

(u) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v) “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3. Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a participant in the Plan on the first day of the first Purchase Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

(c) No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

(d) Subject to the requirements of Section 423(b)(8) of the Code and the Treasury Regulations thereunder, in the event the Plan is not in effect for the entire calendar year, the $25,000 limitation above on the Fair Market Value per calendar year of such stock shall be proportionately reduced consistent with the portion of such year for which the Plan is in effect.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date. In the event that such form is not filed with the Company’s payroll office within fifteen (15) days prior to the applicable Enrollment Date, the Eligible Employee will not become a participant until the next Enrollment Date.

(b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the first day of any Purchase Period during the Offering Period in which such person becomes an Eligible Employee. The rights granted to such participant shall have the same characteristics as any rights originally granted during that Offering Period except that the first day of the Purchase Period in which such person initially participates in the Plan shall be the “Enrollment Date” for all purposes for such person, including determination of the Purchase Price. In the event that such form is not filed with the Company’s payroll office within fifteen (15) days prior to the first day of any Purchase Period during the Offering Period, the Eligible Employee will not become a participant until the next Enrollment Date.

(c) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(d) During a leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the participant’s participation in the Plan will cease automatically. In such event, the Company will automatically cease to deduct the participant’s payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the Purchase Period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases participation in the Plan.

(e) A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

(f) The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3(c), 6(a) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9. Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated.

12. Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan.

13. Shares Subject to Plan.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 300,000 shares. In addition to the foregoing, subject to Section 19 hereof, commencing on January 1, 2009 and on the first day of each fiscal year of the Company thereafter during the term of the Plan, the number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be increased by that number of shares of the Company’s Common Stock equal to the lesser of (i) two percent (2%) of the Company’s outstanding shares of Common Stock as of the close of business on the last business day of the prior calendar year, not to exceed 600,000 shares, or (ii) a lesser amount determined by the Board. The Company’s fiscal year currently begins on January 1 and ends on December 31 of each year and, accordingly, the number of shares of the Company’s Common Stock which shall be available for sale under the Plan shall be subject to automatic increase under the preceding sentence only on January 1, 2009 and on each subsequent January 1 through and including January 1, 2018 (provided that the Company’s fiscal year remains the same). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The stock subject to the Plan may be issued shares, treasury shares or reacquired shares, bought on the market or otherwise.

(b) With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14. Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 14(a) or otherwise provided in the charter of the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of a beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7 hereof), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the effective date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, the Offering Period with respect to each outstanding option will be shortened by setting a new Exercise Date (the “New Exercise Date”) and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amount withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which the Common Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e) The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

23. Term of Plan. Subject to approval by the Company’s stockholders, the Plan shall become effective as of the Effective Date. The Plan shall be deemed to be approved by the Company’s stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws. Subject to approval by the stockholders of the Company in accordance with this Section 23, the Plan shall be in effect until the tenth (10th) anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 20 hereof.

24. Equal Rights and Privileges. All Eligible Employees of the Company will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of

Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

25. Section 409A. The options to purchase shares of Common Stock under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.

26. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.

27. Notice of Disposition of Shares. Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of an option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer. All Eligible Employees and all transactions are subject to the Company’s Insider Trading Policy from time to time in effect. Please note that under the Insider Trading Policy in effect on the Effective Date, there is a prohibition on your trading in AtriCure Shares during certain periods of time, and further requires you to “pre-clear” any trades in AtriCure Shares by contacting the Company’s Chief Financial Officer (by email at cfo@atricure.com or by telephone at 513-755-4561), to determine whether a trade at such time is permitted under the Policy. The contact may be made orally, in writing, or by email at your discretion.

28. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

ATRICURE, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AtriCure, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2008, and hereby appoints Julie A. Piton and David J. Drachman, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2008 Annual Meeting of Stockholders of AtriCure, Inc. to be held on May 28, 2008 at 9:30 a.m. (EDT) at AtriCure’s offices located at 6033 Schumacher Park Drive, West Chester, Ohio 45069, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

ATRICURE, INC.

May 28, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	To approve the 2008 Employee Stock Purchase Plan	☐	☐	☐

					3.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008	☐	☐	☐
NOMINEES:

☐	FOR ALL NOMINEES	o	MARK A. COLLAR		THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR THE APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2008; AND (4) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
		o	DAVID J. DRACHMAN
		o	DONALD C. HARRISON, M.D.
		o	MICHAEL D. HOOVEN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o	ELIZABETH D. KRELL, Ph.D.
		o	RICHARD M. JOHNSTON
☐	FOR ALL EXCEPT (See instructions below)	o	MARK R. LANNING
		o	KAREN P. ROBARDS

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	I PLAN TO ATTEND THE MEETING		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.